Exhibit 99.1

This Statement on Form 4 is filed by:
(i) Scott T. Ford; (ii) Westrock Group, LLC
and (iii) Greenbrier Holdings, LLC.

Name of Designated Filer: Scott T. Ford

Date of Event Requiring Statement: November 11, 2025

Issuer Name and Ticker or Trading Symbol:
WESTROCK COFFEE COMPANY [WEST]


Scott T. Ford

By: 	/s/ Scott T. Ford
	Scott T. Ford


Westrock Group, LLC

By: 	Greenbrier Holdings, LLC
	its Manager

By: 	/s/ Scott T. Ford
	Scott T. Ford
	Manager


Greenbrier Holdings, LLC

By: 	/s/ Scott T. Ford
	Scott T. Ford
	Manager